[PLATINUM UNDERWRITERS HOLDINGS, LTD. LETTERHEAD]

The Belvedere Building
69 Pitts Bay Road, Pembroke HM 08
P.O. Box HM 3012
Hamilton HM MX, Bermuda

_____________________________________________________________________________
Tel: (441) 295-7195
Fax: (441) 296-0528

     , 20

RE: Award Agreement for Restricted Share Units

Dear      :

As a part of your annual bonus payment for 20     and in recognition of your performance, you have been awarded      Restricted Share Units (“RSUs”) under the terms of Platinum’s Annual Incentive Plan (the “AIP”). The applicable terms of the AIP are incorporated herein by reference, including the definitions of terms contained in such plan. RSUs are notional units of measurement denominated in Common Shares, which represent an unfunded, unsecured deferred compensation obligation of Platinum or a subsidiary of Platinum by which you are employed.

Your RSUs are fully vested and will be paid on      , 20     [DATE 30 DAYS AFTER THE DATE OF THIS LETTER] (the “Payment Date”). Any dividends paid on the Common Shares during the period prior to the Payment Date will be credited to you as dividend equivalent rights that will accumulate as dollar amounts, subject to the terms hereof. The RSUs will be paid in the form of Common Shares equal to number of Common Shares covered by the RSUs, after deduction of applicable withholding taxes.

Please note that neither this Award Agreement nor any RSUs covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by you prior to the Payment Date. In addition, you will not have any voting rights hereunder until the RSUs are paid in Common Shares.

This Award Agreement shall be construed and enforced in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws, and to applicable securities laws.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:
Name:

The above Award Agreement correctly reflects our understanding, and I hereby confirm my agreement to the same.

By:

Name: